EX 99.28(e)(10)(ii)

Amendment to
FlexShares® Trust
Investing Fund Participation Agreement

This Amendment is to the Investing Fund Agreement dated December 16, 2013 (“Agreement”), by and between FlexShares® Trust, a Maryland statutory trust (“Trust”), on behalf of its respective series (each a “FlexShares Fund” and together the “FlexShares Funds”) and Jackson Variable Series Trust (formerly, Curian Variable Series Trust) (“JVST” or the “Investing Management Company”), a Massachusetts business trust, on behalf of its separate series (each an “Investing Fund”).

Whereas, the parties have agreed to amend Schedule B of the Agreement to change the names of each existing series of JVST listed thereon.

Now, Therefore, the parties hereto agree to amend the Agreement as follows:

1.	Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B attached hereto.

2.	Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

3.	The Trust and the Investing Management Company hereby each represent and warrant to the other parties that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment on its behalf has the requisite authority to bind such Trust and the Investing Management Company to this Amendment.

In Witness Whereof, the parties hereto have caused this Amendment to be executed and effective as of April 27, 2015. This Amendment may be executed in two or more counterparts, which together shall constitute one document.

Jackson Variable Series Trust		FlexShares® Trust

By:	/s/ Kelly L. Crosser	By:	/s/ Peter K. Ewing
Name:	Kelly L. Crosser	Name:	Peter K. Ewing
Title:	Assistant Secretary	Title:	Vice President

Schedule B

Jackson Variable Series Trust Funds (formerly, Curian Variable Series Trust)
JNL Tactical ETF Conservative Fund (formerly, Curian Tactical Advantage 35 Fund)
JNL Tactical ETF Moderate Fund (formerly, Curian Tactical Advantage 60 Fund)
JNL Tactical ETF Growth Fund (formerly, Curian Tactical Advantage 75 Fund)

B-1